UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 663-2000

RAM Energy Resources, Inc.

5100 E. Skelly Drive, Suite 650

Tulsa, OK 74135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2012, Halcón Resources Corporation (“Halcón”) entered into a registration rights agreement for the benefit of the purchasers of Halcón’s 8% automatically convertible preferred stock, par value $0.0001 per share (the “preferred stock”), issued on that same date pursuant to a private placement transaction. Under the terms of the registration rights agreement, Halcón has agreed to (i) file with the Securities and Exchange Commission (the “SEC”) on or before April 4, 2012 a registration statement covering resales of Halcón common stock issuable upon conversion of the preferred stock, and (ii) use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days after the registration statement is filed. Halcón has agreed to keep the registration statement effective, subject to certain exceptions, for up to two years after it is declared effective by the SEC.

Halcón has agreed to pay certain penalties if the registration statement is not declared effective by the SEC on or before July 3, 2012, which deadline may be extended under certain limited circumstances. After that deadline and until such time as the registration statement is declared effective (or until Halcón is no longer required to cause the registration statement to be declared effective), Halcón will be required to pay the holders of the preferred stock (or the common stock issued upon conversion thereof) a cash penalty of 0.0165% per day of the price at which the preferred stock was sold, if the preferred stock has not converted into common stock, and a cash penalty of 0.0333% of the price at which the preferred stock was sold, if the preferred stock has converted into common stock.

The registration rights agreement also provides for certain “piggyback” registration rights pursuant to which all holders of Halcón’s common stock issued upon conversion of the preferred stock will be entitled to participate in underwritten public offerings by Halcón of its common stock. Halcón has agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of Halcón common stock pursuant to these registration rights. Each selling stockholder has, in turn, agreed to indemnify Halcón for federal or state securities law violations that occur in reliance upon written information it provides to Halcón for inclusion in the registration statement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of each such agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

If Halcón’s outstanding preferred stock has not been converted into common stock on or before May 31, 2012, then the preferred stock will accrue dividends from March 5, 2012, the date of initial issuance, at a rate of 8% per annum until such time as it has converted. In addition, Halcón will be required to redeem all of the outstanding preferred stock if the preferred stock has not converted into common stock on or before February 9, 2018. In addition, Halcón has agreed to pay certain penalties if the registration statement described in Item 1.01 is not declared effective. Please refer to Item 1.01 for a description of those penalties.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 5, 2012, Halcón issued and sold 4,444.4511 shares of its preferred stock, each share of which will be convertible into 10,000 shares of common stock (or a proportionate number of shares of common stock with respect to any fractional shares of preferred stock issued) for gross proceeds of approximately $400.0 million, or $9.00 per share of common stock. Halcón incurred placement agent fees totaling approximately $14.0 million, payable to Barclays Capital Inc. and Goldman, Sachs & Co., and associated expenses of approximately $425,000 in connection with this private offering. Additional information regarding the private placement of Halcón preferred stock can be found in the Form 8-K filed by Halcón with the SEC on March 1, 2012.

Item 3.03	Material Modification to Rights of Security Holders.

The holders of Halcón preferred stock generally have no consent or voting rights except as required by law or described below. If the preferred stock has not converted into common stock on or before September 1, 2012, the holders of the preferred stock, voting separately as a class, will be entitled to elect two additional members to Halcón’s board of directors.

Additionally, for as long as the preferred stock has not converted into common stock and remains outstanding, Halcón may not, without the approval of holders of two-thirds of Halcón’s preferred stock, undertake any of the following:

•

amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of Halcón’s certificate of incorporation (including any filing or amending of a certificate of designation for any senior security or parity security) or bylaws so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the preferred stock;

•	authorize, issue or increase the authorized amount of any class of senior securities or parity securities;

•	increase or decrease (other than by redemption or conversion) the authorized number of shares of Halcón’s preferred stock;

•	liquidate, dissolve or wind up in any form of transaction; or

•

enter into any agreement regarding, or any transaction or series of transactions resulting in, a change of control until September 5, 2012, and thereafter unless provision is made in the agreement effecting such transaction for the redemption of Halcón’s preferred stock in cash in accordance with the certificate of designation for the preferred stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2012, Halcón filed with the Delaware Secretary of State a Certificate Of Designation, Preferences, Rights and Limitations of 8% Automatically Convertible Preferred Stock (the “Certificate of Designation”), which created the series of preferred stock issued by Halcón on March 5, 2012.

Each share of preferred stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the preferred stock if it converts into common stock on or before May 31, 2012. Accordingly, until such date each share of preferred stock will automatically convert into 10,000 shares of common stock at an initial conversion price of $9.00 per share of common stock and each fractional share of preferred stock will be initially convertible into a proportionate number of shares of common stock. The preferred stock will convert automatically on the 20th calendar day after Halcón mails a definitive information statement to its common stockholders notifying them that Halcón’s majority common stockholder has consented to the issuance of common stock upon conversion of the preferred stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Halcón common stock.

If the preferred stock has not automatically converted into common stock on or before May 31, 2012, then each holder of preferred stock will be entitled to receive dividends at an annual rate of 8% of the initial liquidation price per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation price per share of preferred stock will be increased by the amount of the unpaid dividend.

Halcón will be required to redeem all of the outstanding shares of preferred stock if the preferred stock has not been converted into common stock on or before February 9, 2018.

Holders of the preferred stock have certain limited voting rights, which are described under Item 3.03 of this current report and incorporated herein by reference.

The foregoing description of the amendment to Halcón’s certificate of incorporation is qualified in its entirety by reference to the full text of the Certificate of Designation, which attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 29, 2012, Halcon Resources LLC, which is holder of record of approximately 74% of Halcón’s outstanding voting stock (the “majority stockholder”) executed and delivered to Halcón a written consent in lieu of a stockholders’ meeting. The written consent delivered by Halcón’s majority stockholder authorized and approved the conversion of the preferred stock to be issued on March 5, 2012 into shares of Halcón’s common stock and the issuance by Halcón of up to 44,444,511 shares of common stock upon conversion of the preferred stock. Because the majority stockholder has approved the issuance of common stock described above through execution of the written consent in accordance with Delaware law and Halcón’s certificate of incorporation and bylaws, Halcón does not intend to solicit proxies from, or hold a meeting of, stockholders to approve such transaction. Halcón intends to file a preliminary information statement with the SEC regarding this stockholder action promptly following the issuance of the preferred stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate Of Designation of 8% Automatically Convertible Preferred Stock.

4.1	Registration Rights Agreement dated March 5, 2012 by and between Halcón Resources Corporation and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 5, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer